UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Aerpio Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

9987 CARVER ROAD

CINCINNATI, OHIO  45242

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, JUNE 24, 2020

This supplement revises the Definitive Proxy Statement (the “Proxy Statement”) filed by Aerpio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on April 27, 2020 (the “Original Filing”). The Proxy Statement was filed in connection with the Company’s 2020 Annual Meeting of Stockholders to be held on June 24, 2020 at 10:30 a.m. Eastern time (the “Annual Meeting”). Other than as described herein, all other items in the Original Filing remain unchanged.

The purpose of this supplement is to revise information regarding the required vote in connection with proposal two, regarding approval of a potential amendment to our amended and restated certificate of incorporation to effect a reverse stock split of the common stock at a ratio within the range of 1-for-15 to 1-for-25, such ratio to be determined in the sole discretion of the board of directors.

General Information

The section entitled “Votes Required to Adopt Proposals” under the section entitled “General Information” on page 4 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each proposal presented at the Annual Meeting:

For Proposal One, the election of directors, the two nominees receiving the plurality of votes properly cast will be elected as directors.

For Proposal Two, the affirmative vote of the holders of a majority of the Company’s outstanding stock entitled to vote thereon is required to approve a potential amendment to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of the Common Stock at a ratio within the range of 1-for-15 to 1-for-25, such ratio to be determined in the sole discretion of the Board of Directors.

For Proposal Three, a majority of the votes properly cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.”

The first paragraph in the section entitled “Effect of Abstentions and Broker Non-Votes” under the section entitled “General Information” on page 5 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions and "broker non-votes" (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting "withheld" have no effect on the election of directors. Abstentions and broker non-votes, if any, have the effect of voting against the approval of a potential amendment to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of the Common Stock at a ratio within the range of 1-for-15 to 1-for-25, such ratio to be determined in the sole discretion of the Board of Directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.”

Proposal Two

The section entitled “Required Vote” under the section entitled “PROPOSAL TWO APPROVAL OF A POTENTIAL AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK AT A RATIO WITHIN THE RANGE OF 1-for-15 to 1-for-25, SUCH RATIO TO BE DETERMINED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS” on page 39 of the Original Filing is hereby amended and restated in its entirety to read as follows:

“Required Vote

Approval of this proposal requires the receipt of the affirmative vote of the holders of a majority of the Company’s outstanding stock entitled to vote thereon.

CONCLUSION

This supplement should be read in conjunction with the Company’s Definitive Proxy Statement filed on April 27, 2020, which remains unchanged in all respects except for the revisions set forth in this supplement. To the extent that information in this supplement differs from or updates information contained in the Definitive Proxy Statement, the information in this supplement controls.

The date of this supplement to the Proxy Statement is May 8, 2020.